April 27, 2018



First Trust Exchange-Traded Fund
120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187

      Re:   12b-1 Plan Extension Letter for First Trust
            Exchange-Traded Fund (the "Trust").

Ladies and Gentlemen:

      It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be supplemented to add new Funds.

      It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets.

      The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

                                               Very Truly Yours,

                                               FIRST TRUST PORTFOLIOS L.P.


                                               /s/ James M. Dykas
                                               ---------------------------------
                                               James M. Dykas
                                               Chief Financial Officer
AGREED AND ACKNOWLEDGED:

First Trust Exchange-Traded Fund

/s/ Donald P. Swade
----------------------------------
Donald P. Swade
Treasurer, Chief Financial Officer
   and Chief Accounting Officer

                                   EXHIBIT A

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FUNDS                                                               DATES
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First Trust Exchange-Traded Fund
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First Trust Dow Jones Select MicroCap IndexSM Fund                 04/30/19
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First Trust Morningstar Dividend LeadersSM Index Fund              04/30/19
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First Trust US Equity Opportunities ETF                            04/30/19
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First Trust NASDAQ-100 Equal Weighted IndexSM Fund                 04/30/19
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First Trust NASDAQ-100-Technology Sector IndexSM Fund              04/30/19
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First Trust NYSE Arca Biotechnology Index Fund                     04/30/19
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First Trust Dow Jones Internet IndexSM Fund                        04/30/19
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First Trust Capital Strength ETF                                   04/30/19
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First Trust Total US Market AlphaDEX(R) ETF                        04/30/19
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First Trust Value Line(R) Dividend Index Fund                      04/30/19
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First Trust NASDAQ-100 Ex-Technology Sector IndexSM Fund           04/30/19
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First Trust NASDAQ(R) Clean Edge(R) Green Energy Index Fund        04/30/19
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First Trust S&P REIT Index Fund                                    04/30/19
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First Trust Chindia ETF                                            04/30/19
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First Trust Natural Gas ETF                                        04/30/19
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First Trust Water ETF                                              04/30/19
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First Trust Value Line(R) 100 Exchange-Traded Fund                 04/30/19
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First Trust NASDAQ(R) ABA Community Bank Index Fund                04/30/19
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First Trust Dorsey Wright People's Portfolio ETF                   04/30/19
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First Trust Dow 30 Equal Weight ETF                                08/01/19
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